                                                                EXHIBIT 3(B)

               [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]


                                 April 24, 1997



Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312


          RE:  PROVIDENT MUTUAL LIFE INSURANCE COMPANY
               PROVIDENT MUTUAL VARIABLE GROWTH SEPARATE ACCOUNT, ET AL. (FILE NO. 33-42133)
               ---------------------------------------------------------

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 10 to the Form S-6 registration statement (File No. 33-42133) for the Provident Mutual Variable Growth Separate Account, et al. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By: /s/ STEPHEN E. ROTH
                                            ________________________
                                            Stephen E. Roth